Exhibit 99.2

Veritas Capital Completes Acquisition of CPI International

NEW YORK, Feb. 11, 2011 /PRNewswire/ -- An affiliate of The Veritas Capital Fund IV, L.P. (Veritas Capital) has successfully completed the acquisition of CPI International, Inc. (CPI) for $19.50 per share in cash. The transaction was valued at approximately $525 million.

CPI is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. No changes to CPI's products, services and facilities are planned as a result of this transaction, and CPI's executives are continuing in their current roles. With the consummation of the transaction, CPI International has ceased trading on the Nasdaq Stock Market.

"CPI is a respected leader in the defense and commercial markets it serves, and it has a deep catalog of vital, dependable technology," said Robert B. McKeon, founder, chairman and managing partner of Veritas Capital. "CPI is an excellent addition to Veritas Capital's diverse portfolio of investments in companies that provide critical products and services to governments worldwide, and we look forward to working together to grow the company."

"We are excited to become part of the Veritas Capital family," said Joe Caldarelli, chief executive officer of CPI. "Under Veritas Capital's auspices, we intend to maintain our focus on providing CPI's customers with advanced technology and best-in-class service, and to work to broaden our product offerings and deepen our customer relationships."

About Veritas Capital

Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to governments worldwide. Since its founding, Veritas Capital has been involved as the lead investor in transactions totaling more than $8 billion in value. For more information, please visit http://www.veritascapital.com.

About CPI International, Inc.

CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries LLC, a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. Communications & Power Industries LLC develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications. End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Certain statements included above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt and our ability to refinance our debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

SOURCE CPI International, Inc.